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                                                                    EXHIBIT 24.2

                             SECRETARY'S CERTIFICATE

     The undersigned, Weili Dai, hereby certifies that she is the duly elected and acting Assistant Secretary of Marvell Technology Group Ltd., a Bermuda corporation (the "Company"), and he further certifies that set forth below is a true and correct copy of the resolutions adopted by the Company's Board of Directors at a meeting called and held on March 21, 2000:

     "RESOLVED FURTHER, that the officers be, and each of them hereby is, with full authority to act without the others, authorized to execute, in the name of and on behalf of the Company, one or more powers of attorney, constituting and appointing the attorney-in-fact and agent of the Company, with full power to act without the others, to sign the Registration Statement and any and all amendments thereto, with power where appropriate to affix the corporate seal of the Company and to attest said seal, to file the Registration Statement and each amendment so signed with all exhibits thereto with the SEC;

     RESOLVED FURTHER, that Mr. Sehat Sutardja and Mr. Thor Buell be, and each of them, with full authority to act without the others, hereby is, authorized to sign the Registration Statement and any amendments to the Registration Statement on behalf of, and as attorney for, the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any officers and any directors;"

     IN WITNESS WHEREOF, the undersigned has executed this Secretary's Certificate this 21st day of June 2000.


                                  /s/ Weili Dai
                                  -------------------
                                  Weili Dai,
                                  Assistant Secretary